                                                                  EXHIBIT 10.46


                                                                    [EXECUTION]
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                      INTERCREDITOR AND SECURITY AGREEMENT



                                      among

                   EOTT ENERGY OPERATING LIMITED PARTNERSHIP,

                     EOTT ENERGY CANADA LIMITED PARTNERSHIP,

                           EOTT ENERGY LIQUIDS, L.P.,

                                       and

                    EOTT ENERGY PIPELINE LIMITED PARTNERSHIP

                         as joint and several Borrowers,

                                       and

                                 EOTT ENERGY LLC

                                       and

                       EOTT ENERGY GENERAL PARTNER, L.L.C.

                        as joint and several Guarantors,

                                       and

                            STANDARD CHARTERED BANK,

                              LEHMAN BROTHERS INC.

                                       and

                  STANDARD CHARTERED TRADE SERVICES CORPORATION

                       AND VARIOUS OTHER SECURED PARTIES,

                                       and

                             STANDARD CHARTERED BANK
                               as Collateral Agent



                            Dated as of March 1, 2003

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

                                TABLE OF CONTENTS

                                                                                                                Page
SECTION 1. DEFINITIONS                                                                                            2

         1.1.     Defined Terms...................................................................................2
         1.2.     Other Definitional Provisions..................................................................10

SECTION 2. COLLATERAL AND ACTIONABLE DEFAULTS                                                                    10

         2.1.     Security Interests and Liens in the Collateral.................................................10
         2.2.     General Authority of the Collateral Agent over the Collateral and Priority of Liens............12
         2.3.     Notices of Actionable Defaults; Directions as to Enforcement Actions...........................12
         2.4.     Right to Initiate Judicial Proceedings; Appointment of Receiver................................13
         2.5.     Exercise of Powers; Instructions of Required Secured Parties...................................14
         2.6.     Remedies Not Exclusive.........................................................................16
         2.7.     Waiver and Estoppel............................................................................17
         2.8.     Limitation on Collateral Agent's Duty in Respect of Collateral.................................17
         2.9.     Limitation by Law..............................................................................17

SECTION 3. COLLECTIONS AND ACCOUNTS                                                                              18

         3.1.     Authorized Accounts............................................................................18
         3.2.     Payments from Debt Service Payment Account.....................................................19
         3.3.     Special Payments...............................................................................22
         3.4.     Other Agreements about Authorized Accounts.....................................................23

SECTION 4. AGREEMENTS WITH COLLATERAL AGENT                                                                      24

         4.1.     Delivery of Credit Documents...................................................................24
         4.2.     Indemnification by Credit Parties..............................................................24
         4.3.     Filing Fees, Excise Taxes, Etc.................................................................24

SECTION 5. THE COLLATERAL AGENT                                                                                  25

         5.1.     Appointment....................................................................................25
         5.2.     Exculpatory Provisions.........................................................................25
         5.3.     Delegation of Duties...........................................................................26
         5.4.     Reliance by Collateral Agent...................................................................26
         5.5.     Limitations on Duties of Collateral Agent......................................................27
         5.6.     Resignation and Removal of the Collateral Agent................................................27
         5.7.     Status of Successor............................................................................29
         5.8.     Merger of the Collateral Agent.................................................................29
         5.9.     Treatment of Payee or Indorsee by Collateral Agent.............................................29
         5.10.    Non-Reliance on Collateral Agent...............................................................29
         5.11.    Indemnification................................................................................30

SECTION 6. ASSIGNMENTS                                                                                           30

         6.1.     Agreement Binding on Assignees.................................................................30


         6.2.     Limited Restriction on Assignments or Resignation of Term Lender Agent.........................30

SECTION 7. MISCELLANEOUS                                                                                         30

         7.1.     Notices........................................................................................30
         7.2.     No Waivers.....................................................................................30
         7.3.     Amendments, Supplements and Waivers............................................................31
         7.4.     Headings.......................................................................................32
         7.5.     Severability...................................................................................32
         7.6.     Successors and Assigns.........................................................................32
         7.7.     GOVERNING LAW..................................................................................32
         7.8.     Counterparts...................................................................................32
         7.9.     SUBMISSION TO JURISDICTION; WAIVERS............................................................32
         7.10.    Termination....................................................................................33
         7.11.    Acknowledgements...............................................................................33

SCHEDULE A  --  ADDRESSES FOR NOTICES

SCHEDULE B  --  DEED OF TRUST FILING JURISDICTIONS

                       INTERCREDITOR AND SECURITY AGREMENT

         THIS INTERCREDITOR AND SECURITY AGREEMENT (this "Agreement"), dated as of March 1, 2003, is made by and among:

         o EOTT Energy Operating Limited Partnership, a Delaware limited partnership ("EOTT OLP"),

         o EOTT Energy Canada Limited Partnership, a Delaware limited partnership ("EOTT Canada"),

         o EOTT Energy Liquids, L.P., a Delaware limited partnership ("EOTT Liquids"),

         o EOTT Energy Pipeline Limited Partnership, a Delaware limited partnership ("EOTT Pipeline") (each of the foregoing entities, on a joint and several basis, the "Borrowers"),

         o    EOTT Energy LLC., a Delaware limited liability company ("EOTT
              LLC"),

         o EOTT Energy General Partner, L.L.C., a Delaware limited liability company ("EOTT GP" and together with EOTT LLC, each a "Guarantor" and collectively, the "Guarantors"),

         o Standard Chartered Bank, in its capacity as Collateral Agent hereunder,

         o Standard Chartered Bank, in its capacity as LC Agent under the LC Agreement referred to below, acting on behalf of the LC Issuer and the LC Participants,

         o Standard Chartered Bank, in its capacity as an LC Participant under the LC Agreement,

         o Lehman Brothers Inc., in its capacity as Term Lender Agent under the Term Loan Agreement referred to below, acting on behalf of the Term Lenders,

         o    each of the Persons signing below as a Term Lender, and

         o    Standard Chartered Trade Services Corporation ("SCTSC").

                                    RECITALS:

         WHEREAS, the Borrowers, the Guarantors, Standard Chartered Bank, as LC Issuer and LC Agent, and the letter of credit participants from time to time party thereto are parties to that certain Letter of Credit Agreement dated as of February 11, 2003 (as from time to time amended in accordance herewith, the "LC Agreement"), pursuant to which the LC Issuer has agreed to issue Letters of Credit to the Borrowers on the terms and conditions set forth therein;

         WHEREAS, the Borrowers, the Guarantors, Lehman Brothers Inc., as Term Lender Agent, and the other lenders from time to time party thereto are parties to that certain Term Loan Agreement dated as of February 11, 2003 (as from time to time amended in accordance herewith, the "Term Loan Agreement"), pursuant to which the Term Lenders have agreed to make loans to the Borrowers on the terms and conditions set forth therein;

         WHEREAS, EOTT OLP and SCTSC are parties to (a) that certain Second Amended and Restated Commodities Repurchase Agreement dated as of February 11, 2003 (as from time to time amended in accordance herewith, the "Crude Oil Purchase Agreement"), pursuant to which SCTSC has agreed to purchase and resell to EOTT OLP certain commodities on the terms and conditions set forth therein and (b) that certain Second Amended and Restated Receivables Purchase Agreement dated as of February 11, 2003 (as from time to time amended in accordance herewith, the "Receivables Purchase Agreement"), pursuant to which SCTSC has agreed to purchase certain qualified receivables from EOTT OLP on the terms and conditions set forth therein; and

         WHEREAS, the parties hereto desire to provide, among other things, for their respective rights in respect of the Collateral and the distribution of the proceeds thereof;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

         1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Acceleration Notice" means either (a) a formal notice given by the LC Agent on behalf of the LC Participants stating that an "Event of Default" has occurred under the LC Agreement that has not been remedied and that the LC Agent has exercised its acceleration remedy under the LC Agreement or (b) a formal notice given by the Term Lender Agent on behalf of the Term Lenders stating that an "Event of Default" has occurred under the Term Loan Agreement that has not been remedied and that the Term Lender Agent has exercised its acceleration remedy under the Term Loan Agreement.

         "Actionable Default" means either (a) an "Event of Default", as defined in the LC Agreement or (b) an "Event of Default", as defined in the Term Loan Agreement, which, in either case, has neither been cured nor waived at the time in question.

         "Administrative Agents" means the LC Agent and the Term Lender Agent.

         "Authorized Accounts" means the Collection Accounts, the Concentration Account, the Debt Service Payment Account, the LC Collateral Account, the Funding Account, and the Disbursement Accounts.

         "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division.

         "Business Day" means any day, other than a Saturday, Sunday or day which shall be in the State of New York a legal holiday or day on which banking institutions are required or authorized to close.

         "Canadian Accounts" means the following accounts maintained by EOTT Canada with Bank of Montreal: account number 4812-838 (U. S. dollars) and account number 1185-710 (Canadian dollars).

         "Cases" means the jointly administered voluntary petitions for relief of the Credit Parties under Chapter 11 Case No. 02-21730, in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division.

         "Cash Equivalents" means "Cash Equivalents" as defined in the LC Agreement.

         "Cash Waterfall" means the payment, priority and other provisions of Sections 3.1, 3.2 and 3.3 hereof.

         "Collateral" means all of the assets, properties and rights of each Credit Party, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, real, personal or mixed, including but not limited to the "Collateral" as defined in the Security Agreement and the "Property" as defined in the Deed of Trust, provided that the term "Collateral" as used herein (or in the Security Agreement or the Deed of Trust) shall not include (a) the "Excluded Property" as defined in the Deed of Trust or (b) the receivables and contract rights purchased by SCTSC under the Receivables Purchase Agreement or any proceeds thereof.

         "Collateral Agent" means Standard Chartered Bank, acting in its capacity as collateral agent hereunder, and any successor collateral agent appointed under Section 5 hereof to act on behalf of the Secured Parties with respect to the Collateral.

         "Collection Accounts" means the following bank accounts: the Canadian Accounts, account number 314994 of EOTT OLP with Southwest Bank, account number 315001 of EOTT Pipeline with Southwest Bank, and account number 316423 of EOTT Liquids with Southwest Bank.

         "Concentration Account" means account number 3582-058765-001 of EOTT OLP with SCB into which the funds in the Collection Accounts shall be transferred.

         "Confirmation Order" means the order of the Bankruptcy Court, dated as of February 18, 2003 and confirming the Reorganization Plan pursuant to Section 1129 of the Bankruptcy Code.

         "Control Agreement" means any lock-box agreement, control agreement, or agency agreement among any of the Credit Parties, the Collateral Agent, and the banks with which the Authorized Accounts are maintained (including without limitation the Bank Agency and Control Agreement dated March 1, 2003, among EOTT OLP, EOTT Liquids, EOTT Pipeline, SCB and Southwest Bank), as each of the same may be amended, supplemented or otherwise modified from time to time.

         "Credit Documents" means collectively, the following agreements as the same may be amended, restated, supplemented or otherwise modified from time to time: the LC Agreement, the other "Credit Documents" as defined therein, the Term Loan Agreement, the other "Credit Documents" as defined therein, the Purchase Agreements and the documents and agreements entered into pursuant thereto, this Agreement, all Security Documents and the Confirmation Order, in each case whether now existing or hereafter executed and delivered.

         "Credit Parties" means the Borrowers and the Guarantors.

         "Debtors" has the meaning given to such term in the LC Agreement.

         "Debt Service Payment Account" means bank account number
3582-058757-500 established with SCB by EOTT LLC, to be used to pay amounts owing to the Secured Parties.

         "Deed of Trust" means those certain Deeds of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement of even date herewith executed by the Borrowers in favor of the Collateral Agent, for the benefit of Secured Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, filed in the jurisdictions listed on Schedule B.

         "Default" means the occurrence of any event or condition, which with the giving of notice or the lapse of time, or both, would constitute an Actionable Default.

         "Designated Assets" means the following assets: (a) the MTBE Assets and
(b) the West Coast Assets.

         "Disbursement Accounts" means the Canadian Accounts and the following controlled disbursement accounts established by one or more of the Credit Parties with Southwest Bank:

                                    888802226
                                    888802239
                                    888802242
                                    888802255
                                    888802320
                                    888802918

         "Enforcement Action" means (a) any action that the Collateral Agent may take, whether hereunder or under any of the Security Documents and Orders, to exercise remedies or other rights against Collateral following the occurrence of an Actionable Default or (b) any action that SCTSC may take to enforce its rights and remedies against the Linefill under the Crude Oil Purchase Agreement following the occurrence of a default thereunder by EOTT OLP, provided that none of the following shall constitute Enforcement Actions: (i) actions taken by the Collateral Agent with respect to the Authorized Accounts pursuant to Section 3 hereof, (ii) acceleration of any of the Secured Obligations, (iii) actions taken by SCTSC to exercise its rights and remedies under the Receivables Purchase Agreement, and (iv) actions taken by any of the Secured Parties to seek specific performance of any covenant in any of the Credit Documents.

         "Funding Account" means account number 336041 established by EOTT OLP with Southwest Bank.

         "GAAP" means generally accepted accounting principles in the United States of America from time to time in effect.

         "Koch Payment" means each payment made by Koch Supply and Trading L.P. or any of its affiliates with respect to any account owed by Koch Supply and Trading L.P. or its affiliates to EOTT LLP or the other Credit Parties that is sold to SCTSC pursuant to the Receivables Purchase Agreement.

         "LC Agent" means Standard Chartered Bank, in its capacity as LC Agent under the LC Agreement, and any successor LC Agent appointed thereunder.

         "LC Collateral Account" means bank account number 3582-058757-501 established with SCB by EOTT LLC, to be used to hold cash collateral as provided herein.

         "LC Exposure" means, at any time in question, the sum of all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit plus the maximum amounts LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

         "LC Issuer" means Standard Chartered Bank, in its capacity as LC Issuer under the LC Agreement, and any successor LC Issuer appointed thereunder.

         "LC Obligations" means, at any time in question, any and all indebtedness, liabilities and obligations of every kind, nature and description owing by any Credit Party to the LC Issuer, the LC Agent, or any LC Participant, or any of them (however evidenced) under or pursuant to the LC Agreement or the other "Credit Documents" (as defined in the LC Agreement), whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint and/or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, or on original, renewed or extended terms and whether arising directly or acquired by the LC Issuer, the LC Agent, or any LC Participant from any other party to such "Credit Documents" (including, without limitation, participations or interests in the obligations of any Credit Party to others), whether for principal, interest, fees, expenses, indemnities or other amounts and whether incurred by any Credit Party as principal, surety, endorser, guarantor, accommodation party, indemnitor or otherwise.

         "LC Participants" means the Persons that from time to time make up the "LC Participants" under the LC Agreement.

         "Letters of Credit" means the letters of credit issued under and in compliance with the LC Agreement, in an aggregate face amount not to exceed $325,000,000 at any time.

         "Linefill" means the inventory of crude oil, refined petroleum products or natural gas liquids sold by EOTT OLP to SCTSC under the Crude Oil Purchase Agreement.

                  "Linefill Sales" means (a) any sales and delivery from time to time of the Linefill pursuant to the permanent shutdown and purging of pipeline or storage assets, (b) any sales by the Credit Parties that reduce the crude oil, refined petroleum products or natural gas liquids in the Credit Parties' pipeline and storage assets to amounts below those required in the Crude Oil Purchase Agreement, (c) any sales of the Linefill in conjunction with the sale of the pipelines or storage assets in which the Linefill is stored, and (d) any sales of the Linefill by SCTSC pursuant to the Crude Oil Repurchase Agreement.

         "Matured LC Obligations" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purposed to be under any Letter of Credit.

         "Maturity Date" means the date which is the earlier of (a) eighteen
(18) calendar months after the "Closing Date" of the LC Agreement and the Term Loan Agreement and (ii) August 30, 2004.

         "Monthly Payment Date" means the first Business Day of each month.

         "MTBE Assets" means the MTBE facility in Harris County, Texas and the Mont Belvieu Storage Facility and Grid in Chambers, Harris and Galveston Counties, Texas.

         "Notice of Actionable Default" means (a) a written notice stating that an Actionable Default has occurred that has not been remedied, sent by either the LC Agent or the Term Lender Agent to the other and to the Collateral Agent, or (b) a written notice stating that a default that has not been remedied has occurred under the Crude Oil Purchase Agreement and that any applicable grace period has expired, sent by SCTSC to both LC Agent and the Term Lender Agent.

         "Overdraft Obligations" means any obligations or liabilities of any Credit Party to pay to SCB the amount of any amounts advanced to such Credit Party by SCB on account of any overdraft or similar extension of credit honored by SCB in its capacity as depository bank for such Credit Party or in its capacity as Collateral Agent, along with any interest, fees, expenses, and other amounts due by the Credit Parties to SCB in connection therewith.

         "Percentage of Exposure" means, at the time in question, with respect to any Term Lender or LC Participant or SCTSC, its percentage share of the total Tier-A Obligations and Tier-B Obligations at such time.

         "Permitted Investments" means (i) Cash Equivalents, (ii) investments described in the Disclosure Schedules to each of the LC Agreement and the Term Loan Agreement, and (iii) Investments by EOTT LLC or any of its Subsidiaries in any Wholly Owned Subsidiary of EOTT LLC that is a "Borrower" or a "Guarantor" under the LC Agreement and the Term Loan Agreement.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or entity of whatever nature.

         "Proceeds" means "proceeds", as defined in the UCC, and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any of the Credit Parties from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any of the Credit Parties from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Purchase Agreements" means the Crude Oil Purchase Agreement and the Receivables Purchase Agreement.

         "Reorganization Plan" means that Third Amended Joint Chapter 11 Plan of the Debtors dated December 6, 2002, and filed with the Bankruptcy Court in connection with the Cases.

         "Required Secured Parties" means at any date of determination (a) at any time prior to the Maturity Date when no Actionable Default exists or, when an Actionable Default exists, at any time prior to the 31st day following the sending of a Notice of Actionable Default with respect thereto, both of the Administrative Agents, and (b) at any time after the Maturity Date, or at any time prior to the Maturity Date whenever an Actionable Default has continued to exist for at least 30 days following the sending of a Notice of Actionable Default with respect thereto, either of the Administrative Agents.

         "SCB" means Standard Chartered Bank.

         "SCTSC Collection Account" means the account established by SCTSC with SCB for the purpose of collecting the Koch Payments and any payments from Linefill Sales.

         "SCTSC Maturity Date" means the date which is six (6) calendar months after the effective date of both Purchase Agreements (herein called the "Initial SCTSC Maturity Date"), or such later date as extended pursuant to the terms of the Purchase Agreements, which such date shall be no later than the earlier of
(a) twelve (12) calendar months after the Initial SCTSC Maturity Date and (b) August 30, 2004.

         "SCTSC Shortfall Obligations" means (a) any unpaid amounts owing to SCTSC for recovery of its purchase price paid under either of the Purchase Agreements that remain after SCTSC has made all efforts customary in the industry (consistent with applicable restrictions under this Agreement) to collect the amounts owing to it under such Purchase Agreement, and (b) any other amounts owing to SCTSC under either or both of the Purchase Agreements that remain unpaid after SCTSC has made such customary collection efforts.

         "Secured Obligations" means all LC Obligations, all Term Loan Obligations, all SCTSC Shortfall Obligations, all Overdraft Obligations, and all obligations owed by any of the Credit Parties under this Agreement or any of the Security Documents and Orders to any of the Secured Parties in their capacity as such.

         "Secured Parties" means all of the following: the LC Participants, the LC Issuer, the LC Agent, the Term Lenders, the Term Lender Agent, SCTSC, and the Collateral Agent.

         "Security Agreement" means that certain Security Agreement of even date herewith by and among by the Credit Parties and the Collateral Agent, for the benefit of Secured Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

         "Security Documents" means this Agreement, the Security Agreement, the Deed of Trust, and all security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements, lock box agreements, Control Agreements and other agreements or instruments now, heretofore or hereafter delivered by any Credit Party to the Collateral Agent in connection with this Agreement or any Credit Document or any transaction contemplated hereby or thereby to secure or guarantee the payment of any part of the Secured Obligations or the performance of any Credit Party's other duties and obligations under the Credit Documents.

         "Security Documents and Orders" means the Security Documents, the Confirmation Order and any additional orders from time to time given by the Bankruptcy Court to implement and enforce the Confirmation Order.

         "Southwest Bank" means Southwest Bank of Texas, N.A. or any successor bank from time to time approved by both of the Administrative Agents.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled or owned more than 50% by such Person.

         "Term Lender Agent" means Lehman Brothers Inc, in its capacity as Term Lender Agent under the Term Loan Agreement, and any successor Term Lender Agent appointed thereunder.

         "Term Lenders" means the Persons that from time to time make up the "Term Lenders" under the Term Loan Agreement.

         "Term Loan Obligations" means, at any time in question, any and all indebtedness, liabilities and obligations of every kind, nature and description owing by any Credit Party to the Term Lender Agent or any Term Lender, or any of them (however evidenced) under or pursuant to the Term Loan Agreement or the other "Credit Documents" (as defined in the Term Loan Agreement), whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint and/or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, or on original, renewed or extended terms and whether arising directly or acquired by the Term Lender Agent or any Term Lender from any other party to such "Credit Documents" (including, without limitation, participations or interests in the obligations of any Credit Party to others), whether for principal, interest, fees, expenses, indemnities or other amounts and whether incurred by any Credit Party as principal, surety, endorser, guarantor, accommodation party, indemnitor or otherwise.

         "Tier-A Obligations" means, at any time, the Tier-A Standard Chartered Exposure at such time and the Tier-A Term Loan Exposure at such time.

         "Tier-A Standard Chartered Exposure" means, at any time, the product of the following formula:

         [(A + B) - C] + D

where "A" is the amount of the unpaid Overdraft Obligations at such time (excluding any interest, fees, expenses, and amounts other than advances that are due by the Credit Parties to SCB in connection therewith), "B" is the amount of the LC Exposure at such time, "C" is $300,000,000, and "D" is the product of
(i) the sum of that portion of the Overdraft Obligations consisting of interest, fees, expenses, and amounts other than advances plus that portion of the LC Obligations other than the LC Exposure, multiplied by (ii) a fraction whose numerator is (A + B) - C and whose denominator is A + B.

         "Tier-A Term Loan Exposure" means, at any time, the unpaid principal balance of the Tier-A Term Loans at such time, plus any interest, fees, expenses and other Term Loan Obligations accrued at such time with respect to the Tier-A Term Loans.

         "Tier-A Term Loans" means the Term Loans in the original aggregate principal amount of $50,000,000 that are designated as such pursuant to the Term Loan Agreement.

         "Tier-B Obligations" means, at any time, the Tier-B Standard Chartered Exposure at such time and the Tier-B Term Loan Exposure at such time.

         "Tier-B LC Exposure" means, at any time, the amount of the LC Obligations as such time, excluding the amount of LC Obligations included in the Tier-A Standard Chartered Exposure.

         "Tier-B Standard Chartered Exposure" means, at any time, the Tier-B LC Exposure plus the SCTSC Shortfall Obligations.

         "Tier-B Term Loan Exposure" means, at any time, the amount of the Term Loan Obligations at such time, excluding the Tier-A Term Loan Exposure.

         "Tier-B Term Loans" means the Term Loans in the original aggregate principal amount of $25,000,000 that are designated as such pursuant to the Term Loan Agreement.

         "Triggering Event" means any of the following: (a) the giving of an Acceleration Notice, (b) the giving of a written notice by the LC Agent on behalf of the LC Participants stating that an "Event of Default" has occurred under the LC Agreement that has not been remedied and that the LC Agent has terminated the obligation of the LC Issuer to issue Letters of Credit thereunder, and (c) the giving of a written notice by the Term Lender Agent pursuant to Section 3.2(d) below, electing to designate as a Triggering Event drawings on Letters of Credit in excess of $15,000,000 in a particular calendar month.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time.

         "West Coast Assets" means the gas processing, storage and transportation facilities at Tupnam, Kern County, California.

         "Wholly Owned Subsidiary" means any Subsidiary of a Person, all of the issued and outstanding stock, limited liability company membership interests or partnership interests of which (including all rights or options to acquire such stock or interests) are directly or indirectly (through one or more Subsidiaries) owned by such Person, excluding any general partner interests owned by EOTT GP in any such Subsidiary that is a partnership, such general partner interests not to exceed two percent (2%) of the aggregate ownership interests of any such partnership and directors' qualifying shares if applicable.

         1.2. Other Definitional Provisions.

         (a) As used herein, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to any of the Credit Parties not defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (b) The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                 SECTION 2. COLLATERAL AND ACTIONABLE DEFAULTS

         2.1. Security Interests and Liens in the Collateral.

         (a) The Bankruptcy Court has, pursuant to the Confirmation Order, ordered the grant of the "Post-Confirmation Liens", as defined in the Confirmation Order, to the Collateral Agent to secure the Secured Obligations.

         To further secure the payment, performance and observance in full of all of the Secured Obligations, each Credit Party hereby ratifies and confirms such action by the Bankruptcy Court and, concurrently herewith, the various Credit Parties are executing and delivering the Security documents in order to grant to the Collateral Agent for the benefit of all Secured Parties a continuing security interest in, a lien upon, and a right of set-off against all of such Credit Party's Collateral. All such Collateral shall be security for the payment, performance and observance of all Secured Obligations, and the liens and security interests of the Collateral Agent shall have the priority provided in the Confirmation Order.

         (b) The Collateral Agent is hereby specifically authorized by the Credit Parties to file financing statements describing the Collateral provided for in the Security

Documents and Orders in each jurisdiction that it deems appropriate. Each of the Credit Parties further acknowledges and agrees that (a) any and all financing statements filed in connection with any other previously or now existing credit facilities (including, without limitation, the Prepetition Credit Agreement, the DIP LC Agreement and the DIP Term Loan Agreement referred to in the LC Agreement) naming Standard Chartered Bank, as administrative agent (or otherwise as a representative for itself and other financial institutions), as secured party, and such Credit Party, as debtor, shall be effective to perfect the Collateral Agent's security interest granted by such Credit Party pursuant to the Security Documents to the extent that such security interest may be perfected by the filing of financing statements and (ii) such prior filings represent pre-filings of financing statements for purposes of so perfecting the security interests granted by the Credit Parties under the Security Documents. Until all of the Secured Obligations have been finally paid and satisfied in full, the provisions of this section shall continue to apply, and such pre-filings shall continue to be effective to the fullest extent permitted by law and shall not be subject to any right of termination in respect of the security interests granted herein, whether any such other credit facilities are to be discharged with the proceeds of any of the Loans, or are to continue independently.

         (c) To further secure the Secured Obligations, whenever requested by the Collateral Agent, the LC Agent, or the Term Lender Agent, each acting in its sole and absolute discretion, the Credit Parties will deliver - to or for the benefit of the Collateral Agent - Control Agreements, mortgages, deeds of trust, security agreements, financing statements, continuation statements, extension agreements, acknowledgements, other Security Documents, and amendments to any of the foregoing, in each case in form and substance satisfactory to the Person requesting the same and to the Collateral Agent, for the purpose of granting, evidencing of record, confirming, or perfecting liens and security interests in favor of the Collateral Agent in any Collateral now owned or hereafter acquired by any Debtor. Without limiting the foregoing, the Credit Parties will, if so requested, deliver amendments to the mortgages previously given to Standard Chartered Bank and presently of record in order to confirm that such mortgages, deeds of trust, and other similar instruments evidence the liens and security interests granted under the Confirmation Order and hereunder, and if any Debtor shall at any time acquire a commercial tort claim that such Debtor reasonably believes based upon then-current information could result in a judgment in favor of such Debtor in excess of $25,000, such Debtor shall promptly notify the Collateral Agent in a writing signed by such Debtor of the brief details thereof and confirm to the Collateral Agent in such writing that such commercial tort claim (and the Proceeds thereof) is subject to the security interests provided herein, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

         (d) To further secure the repayment of the Secured Obligations, each Debtor hereby grants to the Collateral Agent a security interest, a lien and a right of offset, each of which shall be in addition to all other interests, liens and rights of the Collateral Agent at common law, under the Credit Documents or otherwise, and each of which shall be upon and against (i) any and all moneys, securities or other property (and the proceeds therefrom) of such Debtor now or hereafter held or received by or in transit to the Collateral Agent from or for the account of such Debtor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (ii) any and all deposits (general or special, time or demand, provisional or final) of such Debtor with the Collateral Agent or Southwest Bank of Texas, including without limitation all deposits in the Authorized Accounts, and (iii) any other credits and claims of such Debtor at any time existing against the Collateral Agent. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

         (e) Certain Credit Documents may permit other liens or security interests to exist on the Collateral, but no such permission shall be construed as an agreement to subordinate the liens and security interests in favor of the Collateral Agent to such other liens and security interests.

         2.2. General Authority of the Collateral Agent over the Collateral and Priority of Liens. Each of the Credit Parties hereby irrevocably constitutes and appoints the Collateral Agent for the benefit of the Secured Parties and any officer or agent thereof, with full power of substitution as among such officers and agents, as its true and lawful attorney-in-fact with full power and authority in the name of such Credit Party or in its own name, from time to time in the Collateral Agent's discretion to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and the Security Documents and Orders and to accomplish the purposes hereof and thereof, including without limitation the right and power to: (a) receive, take, endorse, assign, deliver, accept, and deposit, in the name of the Collateral Agent or such Credit Party, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral, (b) receive, open and dispose of all mail addressed to such Credit Party and notify postal authorities to change the address for delivery thereof to such address as the Collateral Agent may designate, (c) transmit to account debtors and any bailees notice of the interest of the Collateral Agent in the Collateral or request from account debtors or such bailees at any time, in the name of such Credit Party or the Collateral Agent or any designee of the Collateral Agent, information concerning the Collateral and any amount owing with respect thereto, (d) notify account debtors to make payment directly to the Collateral Agent for deposit into the Concentration Account, (e) take or bring, in the name of the Collateral Agent or such Credit Party, all steps, actions, suits or proceedings deemed by the Collateral Agent necessary or desirable to effect collection of the Collateral,
(f) enter such Credit Party's premises for the purpose of inspecting, verifying, auditing, maintaining, preserving, protecting and removing the Collateral, (g) obtaining, adjusting, compromising, settling and canceling insurance policies on the Collateral and any claims thereunder, and (h) otherwise exercise, without notice to or further assent by the Credit Parties, all remedies provided for by the Security Documents and Orders. Each Credit Party hereby releases the Collateral Agent, its officers, employees and designees from any Liability arising from any act or acts under the authorizations granted under this Agreement, the other Credit Documents or in furtherance hereof or thereof, whether by omission or commission, and whether based upon any error of judgment or mistake of law or fact, and the Credit Parties hereby ratify all that the Collateral Agent shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable. Notwithstanding any contrary provision contained in any Credit Document or in the UCC, any applicable law or judicial decision, or whether any Secured Party has possession of all or any part of the Collateral, as among the Secured Parties the respective rights of each Secured Party in respect of liens and security interests existing under the Security Documents shall at all times be shared as provided herein.

         2.3. Notices of Actionable Defaults; Directions as to Enforcement Actions.

         (a) Prior to the LC Agent and SCTSC declaring pursuant to the terms of the LC Agreement or the Purchase Agreements, as applicable, that any and all of the Credit Parties' obligations thereunder are to become due and payable prior to the maturity thereof, each of the LC Agent and SCTSC will give five days' prior notice of its intention to do so to the Term Lender Agent. In addition, prior to the Term Lender Agent declaring pursuant to the terms of the Term Loan Agreement that any and all of the Credit Parties' obligations thereunder are to become due and payable prior to the maturity thereof, the Term Lender Agent will give five days' prior notice of its intention to do so to the LC Agent. Upon receipt of such notice, the LC Agent, the Term Lender Agent or SCTSC, as applicable, shall have the right to declare, pursuant to the terms of the LC Agreement, the Term Loan Agreement or the Purchase Agreements, as applicable, that any and all of the Credit Parties' obligations thereunder are also to become immediately due and payable at the same time.

         (b) Promptly upon receipt by the Collateral Agent of a Notice of Actionable Default, the Collateral Agent shall simultaneously notify the LC Agent (if other than the Collateral Agent), SCTSC, and the Term Lender Agent of the receipt and the contents thereof, and the LC Agent and the Term Lender Agent shall promptly send copies of such notice to the LC Participants and the Term Lenders, respectively. So long as such Notice of Actionable Default is in effect, the Collateral Agent shall exercise the rights and remedies provided in this Agreement and in the Security Documents and Orders as directed by the Required Secured Parties, except as otherwise provided herein. Unless otherwise expressly authorized herein, the Collateral Agent is not authorized to take any Enforcement Action unless a Notice of Actionable Default is in effect and the Collateral Agent has obtained the requisite consent of the Required Secured Parties as provided herein.

         (c) A Notice of Actionable Default delivered by an Administrative Agent shall become effective upon actual receipt thereof by the Collateral Agent and the other Administrative Agent. A Notice of Actionable Default, once effective, shall remain in effect unless and until the Collateral Agent actually receives a written notice of cancellation as provided in Section 2.1(d).

         (d) The Administrative Agent giving a Notice of Actionable Default shall be entitled to cancel it by delivering a written notice of cancellation to the Collateral Agent and the other Administrative Agent. The Collateral Agent shall immediately notify the Credit Parties of the cancellation of any Notice of Actionable Default.

         (e) Unless the Term Lender Agent consents thereto, SCTSC shall not take any Enforcement Action with respect to the Linefill prior to the earliest of (i) the SCTSC Maturity Date, (ii) the 31st day following the sending of a Notice of Actionable Default by SCTSC to the Term Lender Agent, and (iii) the date on which the Collateral Agent is directed by Required Secured Parties to take any Enforcement Action against the Collateral.

         2.4. Right to Initiate Judicial Proceedings; Appointment of Receiver. If a Notice of Actionable Default is in effect, the Collateral Agent, subject to the provisions of Section 2.3(b) and of the Security Documents and Orders, (a) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each of the Security Documents and Orders and (b) may either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

         2.5. Exercise of Powers; Instructions of Required Secured Parties.

         (a) All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any of the Security Documents and Orders as though set forth in full therein, and, upon the direction of the Required Secured Parties, all of the powers, remedies and rights of the Collateral Agent and the Secured Parties as set forth in any of the Security Documents and Orders may be exercised by the Collateral Agent from time to time as herein and therein provided. In the event of any inconsistency between this Agreement and any of the Security Documents and Orders, the provisions of the Confirmation Order first, and then this Agreement second, shall prevail.

         (b) The Required Secured Parties shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for taking or refraining from taking any Enforcement Action available to the Collateral Agent; provided that (i) such direction shall not conflict with any provision of law or of this Agreement or of any of the Security Documents and Orders, and (ii) the Collateral Agent shall be adequately secured and indemnified as provided in
Section 5.11 and (iii) the written consent of all of the Secured Parties shall be required before the Collateral Agent may foreclose on any real property owned by any Credit Party that the Collateral Agent knows is contaminated with materials that could reasonably be expected to give rise to any environmental liability in excess of $50,000. At any time when either Administrative Agent acting alone constitutes the Required Secured Parties, the Administrative Agents shall attempt to coordinate their directions to the Collateral Agent, but each Administrative Agent shall nonetheless be entitled to direct the Collateral Agent to take specific affirmative actions to realize upon the Collateral and neither Administrative Agent shall be entitled to direct the Collateral Agent to cease taking any such affirmative action to realize upon the Collateral that the Collateral Agent has been directed to take by the other Administrative Agent. Nothing in this Section 2.4(b) shall impair the right of the Collateral Agent in its discretion to take any action which it deems proper and which is not inconsistent with the written instructions of the Required Secured Parties. In the absence of such direction, the Collateral Agent shall have no duty to take or refrain from taking any action unless explicitly required herein.

         (c) Upon the occurrence and during the continuance of any Actionable Default with respect to which the Required Secured Parties have requested the Collateral Agent to take one or more Enforcement Actions, the Collateral Agent may take such Enforcement Action, including without limitation any of the following:

               (i) The Collateral Agent, at its discretion and without limitation, may enter upon any premises on or in which the Collateral may be located and take possession thereof and remove all or any of the Collateral from such premises for the purposes of effecting the sale, foreclosure or other disposition thereof or for any other purpose. Each Credit Party shall, at the request of the Collateral Agent, assemble the Collateral at such place or places as the Collateral Agent designates in its request. The Collateral Agent shall have the right to take possession of the Collateral or any portion thereof pursuant to the UCC or other applicable law. In the event the Collateral Agent institutes an action to recover any Collateral, or seeks recovery of any Collateral by way of prejudgment remedy, each Credit Party waives the posting of any bond which might otherwise be required.

               (ii) The Collateral Agent may, at its discretion and without limitation, (1) collect, foreclose, receive, appropriate, set off and realize upon any and all Collateral, or (2) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto and by public or private sales at any exchange, broker's board, premises of any Credit Party, office of the Collateral Agent or elsewhere) at such prices or terms as the Collateral Agent may deem reasonable, for cash, upon credit or for future delivery, with any Secured Party having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Credit Party, which right or equity of redemption is hereby expressly waived and released by each Credit Party. If any of the Collateral is sold or leased by the Collateral Agent upon credit terms or for future delivery, the Secured Obligations shall not be reduced as a result thereof until indefeasible payment therefor is finally collected by the Collateral Agent. Ten (10) days prior notice by the Collateral Agent to the Credit Party owning any Collateral, designating the time and place of any public auction of such Collateral or the time after which any private sale or other disposition of such Collateral may take place, shall be deemed to be reasonable notice thereof, and each Credit Party waives any other notice.

         (d) The Credit Parties shall reimburse the Collateral Agent, on demand, for all of its out-of-pocket costs and expenses in carrying out its duties hereunder. The costs and expenses incurred or paid by the Collateral Agent with respect to any Enforcement Action may include, without limitation, (i) expenses of retaking, holding, assembling, preparing for sale or lease, advertising, storing, repairing, completing, selling, leasing, foreclosing or otherwise disposing of the Collateral, (ii) premiums on bonds and undertakings, (iii) sales, use and other taxes, (iv) fees and expenses of custodians, warehousemen, brokers, appraisers, auctioneers, sheriffs and others, (v) legal expenses and attorneys' fees, (vi) travel and hotel expenses, and (vii) all other expenses that may be incurred or paid by the Collateral Agent in attempting to collect the Secured Obligations and to foreclose upon the Collateral.

         (e) Subject to the directions of the Required Secured Parties, the Collateral Agent shall have the right at its sole discretion to determine which Enforcement Actions to exercise and the order of their exercise, and the Collateral Agent may at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Obligations. The Collateral Agent may, at any time or times, proceed directly against any or all Credit Parties or any other guarantor or other obligor on or in respect of the Secured Obligations to enforce payment of the Secured Obligations and shall not be required to take any action of any kind to preserve, collect or protect any Credit Party's rights in the Collateral.

         (f) Section 9-320 of the UCC provides for certain releases of Collateral constituting personal property upon the sale thereof, and Sections 10(f)(i), (ii), (iv) and (v) of the Term Loan Agreement and Sections 7(f)(i),
(ii), (iv) and (v) of the LC Agreement authorize the Credit Parties to make certain sales of equipment and inventory without the further consent of the Secured Parties; such assets shall upon such sale be free of any liens or security interests held by the Collateral Agent. In addition, if the assets subject to the Purchase Agreements are sold by SCTSC to unaffiliated third parties pursuant to the exercise of its rights thereunder, such assets shall upon such sale be free of any liens or security interests held by the Collateral Agent. If a Credit Party requests the Collateral Agent to confirm that any of the foregoing sales was made free of the Collateral Agent's liens and security interests, the Collateral Agent may give a release of such Collateral without the need for any additional authorization from the Secured Parties. All other releases of Collateral must be given in writing by the Collateral Agent and may be given only with the consent of the LC Agent and the Term Lender Agent; provided that the Credit Parties may, without such consent, sell the Designated Assets for cash in arm's length transactions with Persons that are not their affiliates.

         (g) The Collateral Agent shall deposit into the Concentration Account all Proceeds and other cash that it obtains in any manner with respect to the Collateral.

         2.6. Remedies Not Exclusive.

         (a) No remedy conferred upon or reserved to the Collateral Agent herein on its behalf or on behalf of the Secured Parties or in the Security Documents and Orders is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any of the Security Documents and Orders or now or hereafter existing at law or in equity or by statute.

         (b) No delay or omission by the Collateral Agent to exercise any right, remedy or power hereunder or under any of the Security Documents and Orders shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement or any of the Security Documents and Orders to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.

         (c) If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any of the Security Documents and Orders and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then the Credit Parties, the Collateral Agent and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

         (d) All rights of action and of asserting claims upon or under this Agreement and the Security Documents and Orders may be enforced by the Collateral Agent without the possession of any document or instrument evidencing or relating to any Secured Obligation or the production thereof at any trial or other proceeding relative thereto; any suit or proceeding instituted by the Collateral Agent shall be, subject to Section 5.5(c), brought in its name as Collateral Agent on behalf of the Secured Parties; and any recovery of judgment shall be held as part of the Collateral and distributed in accordance with the terms of this Agreement.

         2.7. Waiver and Estoppel.

         (a) Each of the Credit Parties agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any of the Security Documents and Orders and hereby waives all benefit or advantage of all such laws and covenants, to the extent that it may lawfully do so, that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Agreement or any of the Security Documents and Orders but will suffer and permit the execution of every such power as though no such law were in force.

         (b) Each of the Credit Parties, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or in any of the Security Documents and Orders or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any of the Security Documents and Orders and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

         (c) Each of the Credit Parties waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (including, without limitation, notice of intent to accelerate maturity or notice of acceleration of maturity) in connection with this Agreement and the Credit Documents and any action taken by the Collateral Agent with respect to the Collateral. Each of the Credit Parties acknowledges that all of the Secured Parties are relying on all documents, certificates and opinions that are delivered to the Collateral Agent under this Agreement.

         2.8. Limitation on Collateral Agent's Duty in Respect of Collateral. Beyond its duties as to the custody thereof expressly provided herein or in any of the Security Documents and Orders and to account to the Secured Parties for Proceeds and other property received by it hereunder or under any of the Security Documents and Orders, the Collateral Agent shall not have any duty to the Credit Parties or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

         2.9. Limitation by Law. All rights, remedies and powers provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                      SECTION 3. COLLECTIONS AND ACCOUNTS

         3.1. Authorized Accounts.

         (a) Establishment of Accounts. The Authorized Accounts have been established, and the Credit Parties have no other bank accounts. Borrower will have no other bank accounts unless the Collateral Agent consents and such other accounts are put under the control of the Collateral Agent.

         (b) Collateral Agent Control. From and after the Closing Date and for so long as any LC shall be outstanding and until all amounts due or to become due in respect of any of the Secured Obligations have been paid in full in cash, each Authorized Account shall be maintained in the name of and under the sole dominion and control of the Collateral Agent, except to the extent otherwise contemplated herein. The Credit Parties' sole rights in the Authorized Accounts will be (i) to permit automatic clearinghouse debits to the Collection Accounts for the benefit of various taxing jurisdictions and payroll, but only until the Collateral Agent notifies the Credit Parties to transfer all such deposits to the Concentration Account, (ii) to make withdrawals from the Funding Account for deposit into any of the Disbursement Accounts and to make payments out of the Disbursement Accounts in compliance with the terms of the Credit Documents, the Bankruptcy Plan and the Confirmation Order and (iii) to direct the Collateral Agent as to the investment of moneys held in certain Authorized Accounts as permitted by Section 3.4(a). In no event shall any amounts or Permitted Investments deposited into, or credited to, any Authorized Account, be registered in the name of any Credit Party, payable to the order of any Credit Party, or specially endorsed to any Credit Party.

         (c) Collection Accounts. Concurrently with the execution hereof (or promptly thereafter), each Credit Party shall instruct all account debtors and other persons or entities that make payments to such Credit Party on any accounts or other rights to payment (including all proceeds of each purchase by SCTSC pursuant to the Receivables Purchase Agreement and excluding only the Koch Payments to be made to SCTSC and all purchase price payments for any Designated Assets) to make such payments directly to one of the Collection Accounts or to the Concentration Account. In addition to the foregoing, each Credit Party agrees that if any such payments, or any proceeds of any Collateral, are nonetheless received by it, such Credit Party shall as promptly as possible deposit such proceeds into one of the Collection Accounts or the Concentration Account. Until so deposited, all such proceeds shall be held in trust by such Credit Party for the Collateral Agent and shall not be commingled with any other funds or property of such Credit Party, and such Credit Party will not adjust, settle or compromise the amount or payment of any such account or other right to payment or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.

         (d) Concentration Account. Except for the automatic clearinghouse debits to the Collection Accounts as authorized under subsection (b)(i) above, all collected amounts in the Collections Accounts shall be removed and transferred to the Concentration Account on a nightly basis (provided that (i) the Canadian Accounts may be swept on a monthly basis until the

Collateral Agent otherwise requests, (ii) Southwest Bank shall not be required to make any such transfer of less than $100,000 and (iii) Southwest Bank may, from time to time, withhold its reasonable and agreed fees for its services in connection with such accounts). All such transfers to the Collateral Agent shall be made by wire transfer of immediately available funds.

         (e) Debt Service Payment Account. Each Administrative Agent may direct the Collateral Agent to transfer funds from the Concentration Account to the Debt Service Payment Account in amounts not exceeding (i) all payments then due and payable on the Secured Obligations or expected to become due and payable by the next Monthly Payment Date, plus (without duplication) (ii) any excess of the LC Obligations over the Borrowing Base. To the extent of the available funds in the Concentration Account, the Collateral Agent shall make all such requested transfers into the Debt Service Payment Account. The Collateral Agent shall apply all funds deposited into the Debt Service Payment Account as provided in
Section 3.2. Any funds on deposit in the Debt Service Payment Account after such applications shall continue to be held in the Debt Service Payment Account, if less than $1,000,000, and shall be transferred to the Funding Account if $1,000,000 or more. Each Administrative Agent will promptly furnish EOTT OLP with a copy of any direction to the Collateral Agent given as provided above, specifying the amount and date of the transfer of funds to the Debt Service Account.

         (f) LC Collateral Account. The LC Collateral Account will be funded with deposits from the Debt Service Payment Account, as provided in Section 3.2. Upon the occurrence of any Triggering Event, all amounts then on deposit in the LC Collateral Account shall be used to make distributions in accordance with clauses FIRST, SECOND, and THIRD of Section 3.2(b) and all amounts thereafter deposited in the LC Collateral Account shall be used as provided in Section 3.2(b)(ii). Prior to the occurrence of any Triggering Event, all amounts from time to time deposited in the LC Collateral Account shall be held by the Collateral Agent and used from time to time to make payments on account of Matured LC Obligations as described in the last sentence of Section 3.2(a). Any funds not so used shall continue to be held in the LC Collateral Account, provided that on the first Business Day after each Monthly Payment Date, if there are no Matured LC Obligations then outstanding and if the LC Obligations do not then exceed the Borrowing Base, the Collateral Agent shall transfer to the Concentration Account any funds remaining in the LC Collateral Account.

         (g) Funding and Disbursement Accounts. After making all payments into the Debt Service Payment Account that are required above, the Collateral Agent will transfer the funds remaining in the Concentration Account into the Funding Account as requested by the Borrowers. The Borrowers will transfer such funds from the Funding Account to the various Disbursement Accounts and will use the funds in the Disbursement Accounts to pay their accounts payable (including any payments on the Secured Obligations that may be required due to shortfalls in the Debt Service Payment Account), in accordance with the requirements of the Credit Documents and all applicable orders of the Bankruptcy Court.

         3.2. Payments from Debt Service Payment Account.

         (a) Prior to Triggering Event.

               (i) So long as no Triggering Event shall have occurred, the Collateral Agent shall on each Monthly Payment Date, based on the instructions it has received from each Administrative Agent, distribute all funds then on deposit in the Debt Service Payment Account in the following manner and order of priority:

               FIRST, to the payment of expense reimbursements and indemnities then due and owing to the Secured Parties under this Agreement or the Credit Documents, with any partial payments being allocated to the Secured Parties in proportion to the amounts so due and owing;

               SECOND, to the payment of all amounts then due and owing with respect to the Tier-A Term Loan Exposure and the Tier-A Standard Chartered Exposure, allocated in accordance with the amounts so due and owing;

               THIRD, to the payment of all other Term Loan Obligations, LC Obligations, Overdraft Obligations, and SCTSC Shortfall Obligations then due and owing, allocated in accordance with the amounts so due and owing; and

               FOURTH, for deposit in the LC Collateral Account, an amount equal to the excess, if any, of the LC Exposure over the Borrowing Base on such Monthly Payment Date (determined after giving effect to the payments described in clauses SECOND and THIRD above).

               (ii) In addition, and notwithstanding the foregoing, to the extent that drawings are made on any Letters of Credit, the Collateral Agent may from time to time, but subject to Section 3.2(d) below, distribute funds from the Debt Service Payment Account (or any other Authorized Account) to the LC Agent, for the account of the LC Issuer, as needed to allow the Credit Parties to reimburse the LC Issuer for such drawings.

         (b) After a Triggering Event.

               (i) After any Triggering Event has occurred, the Collateral Agent shall (subject to the special applications provided for in Section 3.3), at each time that it distributes funds for application to the Secured Obligations, apply such funds in the following manner and order of priority:

               FIRST, to the payment or reimbursement of the Collateral Agent for all reasonable costs, expenses, disbursements and losses which shall have been incurred by the Collateral Agent (i) in connection with the collection of such funds by the Collateral Agent and the administration of this Agreement, or (ii) for the exercise, protection or enforcement by the Collateral Agent of all or any of the rights, remedies, powers and privileges of the Collateral Agent under this Agreement and the other Credit Documents or in respect of the Collateral;

               SECOND, to the payment of all Tier-A Term Loan Exposure and all Tier-A Standard Chartered Exposure at such time, allocated in accordance with the proportionate amounts of Tier-A Term Loan Exposure and Tier-A Standard Chartered Exposure that existed as of the effective time of such Triggering Event; and

               THIRD, to the payment of all Tier-B Term Loan Exposure and all Tier-B Standard Chartered Exposure, allocated in accordance with the proportionate amounts of Tier-B Term Loan Exposure and Tier-B Standard Chartered Exposure that existed as of the effective time of such Triggering Event (provided that SCTSC may, by notice to the Collateral Agent and both Administrative Agents, elect to defer all of such payments on the Tier-B Obligations (or any portion of such payments acceptable to both Administrative Agents) for a period of up to 120 days while SCTSC eliminates any contingencies in the calculation of the SCTSC Shortfall Obligations.

               (ii) To the extent that any portion of the Tier-A Standard Chartered Exposure referred to in the foregoing clause SECOND consists of amounts that the LC Issuer might be called upon to advance under undrawn Letters of Credit rather than amounts actually owing, then the Collateral Agent shall deposit all amounts otherwise payable on account of such contingent advances into the LC Collateral Account and, if drawings are thereafter actually made on such undrawn Letters of Credit, the Collateral Agent shall distribute such funds to the LC Agent to be used to reimburse the LC Issuer for such drawings. To the extent that any portion of the Tier-B Standard Chartered Exposure referred to in the foregoing clause THIRD consists of amounts that the LC Issuer might be called upon to advance under undrawn Letters of Credit rather than amounts actually owing, then the Collateral Agent shall deposit all amounts otherwise payable on account of such contingent advances into the LC Collateral Account and, if drawings are thereafter actually made on such undrawn Letters of Credit, the Collateral Agent shall distribute such funds to the LC Agent to be used to reimburse the LC Issuer for such drawings. To the extent that any such Letters of Credit terminate without being drawn, the Collateral Agent shall use such funds to make distributions in accordance with the foregoing clauses FIRST, SECOND, and THIRD of this subsection (b).

         (c) Payment Obligations Absolute. Payments on the Secured Obligations must be made in accordance with the foregoing priorities whether or not there are sufficient funds on deposit in the Debt Service Payment Account to make all payments due on the Secured Obligations at the time in question, but compliance with such priorities do not relieve Borrowers of their duty to provide funds sufficient to make all payments of the Secured Obligations whenever they become due.

         (d) Matured LC Obligations; Optional Triggering Event. The LC Issuer will notify the Borrowers, in accordance with its customary practices (and will provide the Term Lender Agent with a copy of each such notice) of any drawings made on Letters of Credit. If, during any calendar month, drawings are made on Letters of Credit in an aggregate amount that exceeds $15,000,000, then the Collateral Agent will suspend making distributions in excess of $15,000,000 to the LC Agent as provided in Section 3.2(a)(ii) and will instead retain in the Debt Service Account the funds in excess of $15,000,000 that would have otherwise been distributed to the LC Agent. The Collateral Agent will give written notice of such suspension to each Administrative Agent, and the Term Lender Agent (as instructed by the "Majority Term Lenders", as defined in the Term Loan Agreement) will have up to ten Business Days from the receipt of such notice to elect to designate such drawings in excess of $15,000,000 as a Triggering Event or to elect not to designate such drawings in excess of $15,000,000 as a Triggering Event. Any such election must be made in writing given to the Collateral Agent, with copies given to the Credit Parties. (Failure to give any such notice within such ten Business Day period will be deemed an election not to designate such drawings as a Triggering Event.) Notwithstanding anything herein or in the Credit Documents to the contrary, from the time such suspension occurs until the Term Lender Agent (as directed by the Majority Term Lenders) elects (or is deemed to have elected) whether or not to designate such a Triggering Event: (i) the LC Issuer shall not be obligated to issue any Letters of Credit or allow any Overdraft Obligations to be created, (ii) SCTSC shall not be obligated to advance any funds under the Receivables Purchase Agreement or remit to the Credit Parties any amounts then due by SCTSC to the Credit Parties, (iii) the Credit Parties will not be obligated to reimburse such drawings in excess of $15,000,000, and (iv) the Credit Parties' rights to use funds in the Disbursement Accounts shall be suspended; provided that if the Term Lender Agent (as directed by the Majority Term Lenders) elects (or is deemed to have elected) not to designate such drawings as a Triggering Event, then all such obligations shall be restored and shall be promptly performed. The Credit Parties will pay interest to the LC Issuer at the "Default Rate" provided for in the LC Agreement on any reimbursement obligations for such drawings in excess of $15,000,000 for the period of time that such reimbursements are deferred.

         3.3. Special Payments. Notwithstanding the foregoing provisions of Sections 3.1 and 3.2:

         (a) Sales of Designated Assets. Borrowers shall cause all proceeds (net of costs of sale) from the sale of the Designated Assets to be paid directly to the Collateral Agent for deposit into the Debt Service Payment Account. Upon receipt, the Collateral Agent shall, on behalf of EOTT OLP, provide the first $75,000,000 of cumulative proceeds to SCTSC (or as much thereof as is needed) to repay and retire, in whole or in part, either or both of the Purchase Agreements (including associated interest, yield, fees and collection costs or other costs under such Purchase Agreements), provided that each Purchase Agreement shall remain in effect, and provide liquidity to EOTT OLP, to the extent not repaid in full. To the extent that any portion of such $75,000,000 remains, and to the extent there are any additional cumulative proceeds in excess of $75,000,000, the Collateral Agent shall pay such remaining or additional cumulative proceeds so received to the Term Lenders, as directed by the Term Lender Agent, as prepayments on the Tier-A Term Loans.

         (b) Koch Payments. On or before the date hereof, EOTT LP and SCTSC shall have instructed Koch Supply and Trading L.P. to make all Koch Payments directly to the SCTSC Collection Account. The SCTSC Collection Account is not an account of Borrower but an account of SCTSC. Funds in the SCTSC Collection Account shall be applied to the payments required by the Receivables Purchase Agreement. After collecting each Koch Payment and applying such payment to the payments then required under the Receivables Purchase Agreement (including associated interest, yield, fees and collection costs or other costs under the Receivables Purchase Agreement), SCTSC shall, if a Triggering Event has occurred, apply the remainder of such payment to repay and retire the Crude Oil Purchase Agreement in full (including associated interest, yield, fees and collection costs or other costs under the Crude Oil Purchase Agreement). To the extent that there are any remaining funds from such Koch Payment, SCTSC shall promptly transfer such remaining funds to the Concentration Account, whereupon the funds so transferred shall constitute Collateral for all purposes.

         (c) Linefill Sales. Upon any default by Borrower in making the repurchase payments required under the Crude Oil Purchase Agreement, Borrower and SCTSC and the Collateral Agent will cause all proceeds from any Linefill Sales (and all proceeds from any hedging contract purchased by the Credit Parties for the benefit of SCTSC pursuant to the Crude Oil Purchase Agreement) to be deposited directly into the SCTSC Collection Account. The funds so deposited shall be applied (i) first, to repay and retire the Crude Oil Purchase Agreement in full (including associated interest, yield, fees and collection costs or other costs under the Crude Oil Purchase Agreement), and (ii) second, to repay and retire the Receivables Purchase Agreement in full (including associated interest, yield, fees and collection costs or other costs under the Receivables Purchase Agreement). SCTSC shall then promptly transfer any remaining portion of such funds to the Concentration Account, whereupon the funds so transferred shall constitute Collateral for all purposes. (The provisions of this subsection (c) do not modify the provisions of Section 2.3(b) that require the Collateral Agent to obtain the consent of the Required Secured Parties before taking any Enforcement Action to cause Linefill Sales to occur.)

         3.4. Other Agreements about Authorized Accounts.

         (a) Investments of Balances in Authorized Accounts. All amounts on deposit in each Authorized Account (other than the Collections Account) shall, until applied as provided above, be invested and re-invested from time to time in such Cash Equivalents as the Borrower Representative (or, if an Actionable Default has occurred and is continuing, the Collateral Agent) shall determine, which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent until liquidated and applied. Any income received by the Collateral Agent with respect to the balance from time to time standing to the credit of any Authorized Accounts, including any interest on or proceeds of such Cash Equivalents, shall also remain, or be deposited, in the same Authorized Account.

         (b) Authorized Accounts Part of Collateral. All of the Credit Parties' right, title and interest in and to the amounts on deposit from time to time in the Authorized Accounts, together with any investments thereof in Cash Equivalents and any interest thereon or other proceeds thereof, shall be included in the Collateral and shall be subject in all respects to the Liens and security interests created under this Agreement.

         (c) Agreement to Honor Waterfall. Should any Credit Party or Secured Party receive any funds to be applied to the Secured Obligations from any source whatsoever which funds have not been distributed to the Secured Parties in accordance with the provisions of this Section 3, such Credit Party or Secured Party shall immediately deposit such funds into the appropriate account in accordance with the provisions of this Section 3 (and shall, prior to such deposit, hold such funds in trust for the benefit of the Secured Parties). The parties hereto irrevocably consent and direct that all Tier-A Obligations shall be paid in full prior to any payment on any Tier-B Obligations, except such payments as are expressly permitted by this Section 3, and the Borrowers and the Guarantors agree not make, and the Secured Parties agree not to accept or receive, any payment or benefit in cash, by setoff or otherwise, directly or indirectly, on account of principal, interest or any other amounts owing on any of the Tier-B Obligations except such payments as are expressly permitted herein.

         (d) Collateral Agent's Calculations. In making the determinations and allocations required hereunder, the Collateral Agent may rely upon information supplied by SCB as to the amounts payable with respect to the LC Obligations and upon information supplied by the Term Lender Agent as to the amounts payable with respect to the Term Loans, and upon information supplied by SCTSC as to the amounts payable with respect to the Purchase Agreements. The Collateral Agent shall have no duty to inquire as to the application by the LC Agent, the Term Lender Agent or SCTSC of any amounts distributed to them by the Collateral Agent.

                  SECTION 4. AGREEMENTS WITH COLLATERAL AGENT

         4.1. Delivery of Credit Documents. The Credit Parties have delivered to the Collateral Agent and the Term Lender Agent true and complete copies of all Credit Documents as in effect on the date hereof (including all amendments, supplements and other modifications thereto). The Credit Parties shall deliver to the Collateral Agent and the Term Lender Agent, promptly upon the execution thereof, a true and complete copy of all amendments, modifications or supplements to any Credit Document entered into after the date hereof. Upon the request of any Secured Party, the Credit Parties shall deliver such copies to such Secured Party.

         4.2. Indemnification by Credit Parties. Without in any way limiting any of its indemnification obligations under the LC Agreement or the Term Loan Agreement, each of the Credit Parties agrees to indemnify the Collateral Agent (in its capacity as such, but not otherwise), jointly and severally, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (in this section, "Losses") which may at any time (including, without limitation, at any time following the payment of the Secured Obligations) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any of the Security Documents and Orders, or any documents contemplated by or referred to herein or therein or the transactions contemplated thereby or any action taken or omitted by the Collateral Agent hereunder or thereunder or in connection therewith (whether arising in contract or in tort or otherwise and including any violation or noncompliance with environmental laws by any Person or any liabilities or duties of any Person with respect to hazardous materials found in or released into the environment), provided that no Credit Party shall be liable for the payment of any portion of such Losses to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent. The agreements in this Section 4.2 shall survive the payment of the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

         4.3. Filing Fees, Excise Taxes, Etc. The Credit Parties jointly and severally agree to pay or to reimburse the Collateral Agent and each other Secured Party for any and all payments made by the Collateral Agent in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Agreement and any of the Security Documents and Orders. The obligations of the Credit Parties under this section shall survive the termination of the other provisions of this Agreement and the repayment of the Secured Obligations.

SECTION 5.            THE COLLATERAL AGENT

         5.1. Appointment.

         (a) Each of the Secured Parties hereby designates and appoints SCB as the Collateral Agent for such Secured Party under this Agreement and the Security Documents and Orders and authorizes SCB, as the Collateral Agent, to take such action on its behalf under the provisions of this Agreement and the Security Documents and Orders and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary or trustee relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent.

         (b) Secured Parties hereby appoint the Collateral Agent as agent for the purposes of perfecting the security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected by possession only, including without limitation the shares of stock or other certificated securities of any Person pledged pursuant to any Security Document, and the Collateral Agent hereby acknowledges that it shall hold any such Collateral, for the ratable benefit of all Secured Parties in accordance with this Agreement.

         (c) Subject to the requirements of Section 2.5 relating to the instructions of the Required Secured Parties, each Secured Party hereby authorizes, and each LC Participant or Term Lender which is or hereafter becomes a party to the LC Agreement or the Term Loan Agreement, as applicable, shall be deemed to authorize, the Collateral Agent to take such action on its behalf hereunder and under the provisions of the Security Documents and any other instrument and agreement referred to therein or now or hereafter delivered thereunder and to exercise such powers thereunder as are specifically delegated to or required of the Collateral Agent by the terms thereof, subject to the provisions hereof.

         5.2. Exculpatory Provisions.

         (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by the Credit Parties. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Credit Party thereto or as to the security afforded by this Agreement or any of the Security Documents and Orders, or as to the validity, execution, enforceability, legality or sufficiency of this Agreement, the Security Documents and Orders or the Secured Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of liens upon the Collateral or otherwise as to the maintenance of the Collateral.

         (b) The Collateral Agent shall not be required to ascertain or inquire as to performance by any Credit Party of any of the covenants or agreements contained herein or in any of the Security Documents and Orders or Credit Document. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Secured Obligations then held by the Secured Parties, the Collateral Agent may rely on a certificate of the LC Agent, in the case of the LC Obligations, of the Term Lender Agent, in the case of the Term Loan Obligations, and of SCTSC, in the case of the SCTSC Shortfall Obligations.

         (c) The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or any of the Security Documents and Orders if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Agent receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Agreement or any of the Security Documents and Orders.

         (d) Notwithstanding any other provision of this Agreement, the Collateral Agent shall not be liable for any action taken or omitted to be taken by it in accordance with this Agreement or the Security Documents and Orders except for its own gross negligence or willful misconduct.

         (e) The parties hereto acknowledge that the Collateral Agent is an LC Participant and the LC Issuer under the LC Agreement and shall have the same rights with respect to any Secured Obligation owed to it as any other Secured Party and may exercise such rights as though it were not the Collateral Agent hereunder, and may accept deposits from, lend money to, and generally engage in any kind of business or conduct with any Credit Party or any of its subsidiaries or affiliates as if it were not the Collateral Agent.

         5.3. Delegation of Duties. The Collateral Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact who may include officers or employees of any Credit Party. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it provided that such selection occurs without gross negligence or willful misconduct.

         5.4. Reliance by Collateral Agent.

         (a) Whenever in the administration of this Agreement or the Security Documents and Orders the Collateral Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Agent taking, suffering or omitting to take any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of an officer of any Credit Party delivered to the Collateral Agent, and such certificate shall be full warrant to the Collateral Agent for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 5.5.

         (b) The Collateral Agent may consult with counsel, and any advice or statements of legal counsel (including, without limitation, counsel to any Credit Party) shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under any of the Security Documents and Orders in good faith in accordance therewith.

         (c) The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement.

         (d) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement and the Security Documents and Orders at the request or direction of the Required Secured Parties or otherwise unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in taking such action or in compliance with such request or direction.

         5.5. Limitations on Duties of Collateral Agent.

         (a) The Collateral Agent shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and the Security Documents and Orders, and no implied covenants or obligations shall be read into this Agreement or any of the Security Documents and Orders against the Collateral Agent. If and so long as a Notice of Actionable Default is in effect, the Collateral Agent shall, subject to the provisions of Section 2.3(b), exercise the rights and powers vested in it by this Agreement and the Security Documents and Orders, and shall not be liable with respect to any action taken by it, or omitted to be taken by it, in accordance with the direction of the Required Secured Parties.

         (b) Except as herein otherwise expressly provided, the Collateral Agent shall not be under any obligation to take any action which is discretionary with the Collateral Agent under the provisions hereof or of any of the Security Documents and Orders except upon the written request of the Required Secured Parties.

         (c) No provision of this Agreement or of any of the Security Documents and Orders shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Collateral Agent in such jurisdiction or impose a tax on the Collateral Agent by reason thereof.

         5.6. Resignation and Removal of the Collateral Agent.

         (a) The Collateral Agent may at any time, by giving written notice to the Credit Parties, the LC Agent, and the Term Lender Agent, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent, (ii) the acceptance of such appointment by such successor Collateral Agent and (iii) the delivery to the successor Collateral Agent of any documents in the possession of the Collateral Agent that it is holding in such capacity. As promptly as practicable after the giving of any such notice, the LC Agent and the Term Lender Agent, acting together, shall appoint a successor Collateral Agent. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent may appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this subsection. Any successor so appointed by the Collateral Agent shall immediately and without further act be superseded by any successor Collateral Agent appointed by the LC Agent and the Term Lender Agent, acting together, as provided in this Section 5.6. The LC Agent and the Term Lender Agent, acting together, may at any time, after giving 5 Business Days' prior written notice thereof to the Credit Parties, remove the Collateral Agent and appoint a successor Collateral Agent, such removal to be effective upon the acceptance of such appointment by the successor; provided, however, that the Collateral Agent shall not be released from any liability hereby created until such time as it shall deliver to the successor Collateral Agent any documents in its possession that it is holding in its capacity as Collateral Agent. The Collateral Agent that has resigned or been removed shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

         (b) If at any time the Collateral Agent shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor Collateral Agent may be appointed by the LC Agent and the Term Lender Agent, acting together. The powers, duties, authority and title of the predecessor Collateral Agent shall be terminated and canceled without procuring the resignation of such predecessor and without any formality, except as may be required by applicable law and other than appointment and designation of a successor in writing duly acknowledged and delivered to the predecessor and the Credit Parties. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and the rights and duties of the "Collateral Agent" under this Agreement and the Security Documents and Orders shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trust, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of either the Term Lender Agent, the LC Agent, any Credit Party or the successor execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and under the Security Documents and Orders and shall deliver all Collateral held by it or its agents to such successor. Should any deed, conveyance or other instrument in writing from the Credit Parties be required by any successor Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Collateral Agent any and all such deeds, conveyances and other instruments in writing shall, on request of such successor, be executed, acknowledged and delivered by the Credit Parties. If any Credit Party shall not have executed and delivered any such deed, conveyance or other instrument within 10 days after it receives a written request from the successor Collateral Agent to do so, or if a

Notice of Actionable Default is in effect, the predecessor Collateral Agent may execute the same on behalf of such Credit Party. Each Credit Party hereby appoints any successor Collateral Agent as its agent and attorney-in-fact to act for it as provided in the immediately preceding sentence.

         5.7. Status of Successor. Every successor Collateral Agent appointed pursuant to Section 5.6 shall be a bank or trust company in good standing and having power to act as Collateral Agent hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $500,000,000 if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the agency hereunder upon the same terms as contained herein.

         5.8. Merger of the Collateral Agent. Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the Collateral Agent under this Agreement and the Security Documents and Orders without the execution or filing of any paper or any further act on the part of the parties hereto.

         5.9. Treatment of Payee or Indorsee by Collateral Agent. The Collateral Agent may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing a Secured Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

         5.10. Non-Reliance on Collateral Agent. Each Secured Party expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to such Secured Party and that no act by it hereinafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Secured Party represents to the Collateral Agent that it has or will, independently and without reliance upon the Collateral Agent, and based on such documents and information as it has deemed or will deem appropriate, made and will make its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and has made and will make its own decision to extend credit to the Credit Parties. Each Secured Party also represents that it will, independently and without reliance upon the Collateral Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder or under any of the Security Documents and Orders, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any Credit Party which may come into its possession or the possession of any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         5.11. Indemnification. Each of the Secured Parties agrees to indemnify the Collateral Agent (in its capacity as such, but not otherwise), to the extent not paid or reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so, ratably according to its Percentage of Exposure on the date of occurrence of any action or failure to act which gives rise to any claim by the Collateral Agent for indemnity under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (in this section, "Losses") which may at any time (including, without limitation, at any time following the payment of the Secured Obligations) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any of the Security Documents and Orders, or any documents contemplated by or referred to herein or therein or the transactions contemplated thereby or any action taken or omitted by the Collateral Agent hereunder or thereunder or in connection therewith (whether arising in contract or in tort or otherwise and including any violation or noncompliance with environmental laws by any Person or any liabilities or duties of any Person with respect to hazardous materials found in or released into the environment), provided that no such Secured Party shall be liable for the payment of any portion of such Losses to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent. The agreements in this
Section 5.11 shall survive the payment of the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

                             SECTION 6. ASSIGNMENTS

         6.1. Agreement Binding on Assignees. Each Secured Party agrees that it shall be a condition to assignment of any of its Secured Obligations that any assignee of such Secured Obligations shall agree in writing to be bound by the terms of this Agreement.

         6.2. Limited Restriction on Assignments or Resignation of Term Lender Agent. Until the termination of the LC Agreement and the payment of all Matured LC Obligations, (a) any assignments of Term Loans made by a Term Lender must be made pro rata, so that every Term Lender owns both Tier-A Term Loans and Tier-B Term Loans in the same proportions, and (b) Lehman Brothers Inc. shall not voluntarily resign as Term Lender Agent.

                            SECTION 7. MISCELLANEOUS

         7.1. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications given to any Credit Party, the Collateral Agent, the LC Issuer, the Term Lender Agent, or SCTSC shall be given in writing (including facsimile transmission) and shall be deemed to have been duly given either (a) when personally delivered, or (b) three Business Days after being duly deposited in the mails, registered or certified mail postage prepaid, or
(C) when transmitted by facsimile transmission, in each case addressed to such party at its address specified on Schedule A hereto or any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this Section 7.1 to the party sending such communication.

         7.2. No Waivers. No failure on the part of the Collateral Agent or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or any of the Security Documents and Orders shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         7.3. Amendments, Supplements and Waivers.

         (a) This Agreement may not be amended or modified except by a written instrument executed by each party hereto, provided that, with the written consent of the LC Agent and the Term Lender Agent, the Collateral Agent may, from time to time, enter into written agreements supplemental hereto or to any of the Security Documents and Orders for the purpose of adding to, or waiving any provisions of, this Agreement or any of the Security Documents and Orders or changing in any manner the rights of the Collateral Agent, the Secured Parties or the Credit Parties hereunder or thereunder. Any such supplemental agreement shall be binding upon the Credit Parties, the Secured Parties and the Collateral Agent and their respective successors and assigns.

         (b) The Credit Parties, the LC Agent, the LC Issuer and the LC Participant will not - without the consent of the Term Lender Agent and SCTSC - enter into any amendment to the LC Agreement or the "Credit Documents", as defined therein, that (i) reduces the size of the Letter of Credit Facility that is provided thereunder (it being understood that any reduction of Advance Rates under (and as defined in) the LC Agreement by the LC Agent in accordance with the terms thereof shall not require the consent of the Term Lender Agent and SCTSC), (ii) increases the fees, interest, and other per annum charges payable thereunder by more than two percent per annum, (iii) accelerates the maturity date under the LC Agreement, (iv) creates any additional mandatory prepayment obligations or modifies the application of the Cash Waterfall, or (v) makes any covenants or events of default thereunder materially more restrictive or burdensome on the Credit Parties.

         (c) The Credit Parties and SCTSC will not - without the consent of the LC Agent and the Term Lender Agent - enter into any amendment to the Purchase Agreements that (i) reduces the size of the financing facilities that are provided thereunder, (ii) increases the fees, interest, and other per annum charges payable thereunder by more than two percent per annum, (iii) accelerates the maturity date under either Purchase Agreement, (iv) creates any additional mandatory prepayment obligations or modifies the application of the Cash Waterfall, or (v) makes any covenants or events of default thereunder materially more restrictive or burdensome on the Credit Parties.

         (d) The Credit Parties, the Term Lender Agent, and the Term Lenders will not - without the consent of the LC Agent and SCTSC - enter into any amendment to the Term Loan Agreement or the "Credit Documents", as defined therein, that (i) reduces the size of the credit facility that is provided thereunder, (ii) increases the fees, interest, and other per annum charges payable thereunder by more than two percent per annum, (iii) accelerates the maturity date under the Term Loan Agreement or the Term Notes, (iv) creates any additional mandatory prepayment obligations or modifies the application of the Cash Waterfall, or (v) makes any covenants or events of default thereunder materially more restrictive or burdensome on the Credit Parties.

         7.4. Headings. The table of contents and the headings of Sections and subsections have been included herein for convenience only and should not be considered in interpreting this Agreement.

         7.5. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of each of the Secured Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

         7.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         7.8. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         7.9. SUBMISSION TO JURISDICTION; WAIVERS. (A) EACH OF THE CREDIT PARTIES AND THE SECURED PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY SECURITY DOCUMENTS OR ANY OTHER DOCUMENTS EXECUTED IN RELATION TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE JURISDICTION OF THE BANKRUPTCY COURT AND TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

         (B) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING OF A COPY THEREOF (BY REGISTERED OR CERTIFIED MAIL OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) POSTAGE PREPAID, TO SUCH COMPANY, AT ITS ADDRESS REFERRED TO IN SUBSECTION 7.1 OR AT SUCH OTHER ADDRESS OF

WHICH THE COLLATERAL AGENT AND THE SECURED PARTIES SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

         (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE COLLATERAL AGENT'S OR ANY SECURED PARTY'S RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION, IF PERMITTED BY THE BANKRUPTCY COURT; AND

         (E) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         (F) EACH OF THE CREDIT PARTIES AND SECURED PARTIES AND THE COLLATERAL AGENT HEREBY WAIVES TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW IN ANY ACTION OR PROCEEDING REFERRED TO IN SECTION 7.9(A) HEREOF, AND FOR ANY COUNTERCLAIM THEREIN.

         7.10. Termination.

         (a) Upon (i) receipt by the Collateral Agent from each of the LC Agent, the Term Lender Agent, and SCTSC of a written direction to cause the liens created by the Security Documents and Orders to be released and discharged and
(ii) payment in full of all fees and expenses owing to the Collateral Agent hereunder, the Collateral Agent shall promptly proceed to release the liens and security interests created by the Security Documents and Orders and to deliver or cause to be delivered to the Credit Parties all property of the Credit Parties then held by the Collateral Agent or any agent or nominee thereof.

         (b) This Agreement shall terminate when the liens and security interests granted under the Security Documents and Orders have terminated and the Collateral has been released and all Collateral held by the Collateral Agent has been delivered to the Persons lawfully entitled thereto in accordance with the provisions of this Agreement; provided that the provisions of this Agreement which are expressly stated to survive the termination of other provisions of this Agreement shall not be affected by any such termination and shall remain in full force and effect.

         7.11. Acknowledgements.

         Each Credit Party hereby acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which such Credit Party is a party; that neither the Collateral Agent nor any other Secured Party has any fiduciary relationship to such Credit Party, and the relationship between the Secured Parties, on one hand, and the Credit Parties, on the other hand, is solely that of debtor and creditor; and that no joint venture exists among the Secured Parties or among any Credit Party and the Secured Parties.

                  IN WITNESS WHEREOF, the parties have caused this Intercreditor and Security Agreement to be duly executed as of the date first written above.



                                 STANDARD CHARTERED BANK,
                                 as Collateral Agent, as LC Agent and as an LC Participant


                                 By:
                                     ------------------------------------------
                                 Name:
                                        ---------------------------------------
                                 Title:
                                        ---------------------------------------



                                 STANDARD CHARTERED TRADE SERVICES CORPORATION



                                 By:
                                     ------------------------------------------
                                 Name:
                                        ---------------------------------------
                                 Title:
                                        ---------------------------------------

                                 EOTT ENERGY OPERATING LIMITED PARTNERSHIP

                                 By:  EOTT Energy General Partner, L.L.C.,
                                      its general partner



                                 By:
                                    -------------------------------------------
                                    Name:  H. Keith Kaelber
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                 EOTT ENERGY CANADA LIMITED PARTNERSHIP

                                 By:  EOTT Energy General Partner, L.L.C.,
                                      its general partner



                                 By:
                                    -------------------------------------------
                                    Name:  H. Keith Kaelber
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                 EOTT ENERGY LIQUIDS, L.P.

                                 By:  EOTT Energy General Partner, L.L.C.,
                                      its general partner



                                 By:
                                    -------------------------------------------
                                    Name:  H. Keith Kaelber
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                 EOTT ENERGY PIPELINE LIMITED PARTNERSHIP

                                 By:  EOTT Energy General Partner, L.L.C.,
                                      its general partner



                                 By:
                                    -------------------------------------------
                                    Name:  H. Keith Kaelber
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                 EOTT ENERGY LLC



                                 By:
                                    -------------------------------------------
                                    Name:  H. Keith Kaelber
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                 EOTT ENERGY GENERAL PARTNER, L.L.C.



                                 By:
                                    -------------------------------------------
                                    Name:  H. Keith Kaelber
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                 LEHMAN BROTHERS INC.,
                                 as Term Lender Agent



                                 By:
                                     ------------------------------------------
                                     Name:  J. Robert Chambers
                                     Title: Managing Director

                                 LEHMAN COMMERCIAL PAPER, INC., as a Term Lender



                                 By:
                                     ------------------------------------------
                                     Name:  J. Robert Chambers
                                     Title: Authorized Signatory

                              FARALLON CAPITAL PARTNERS, L.P., a California limited partnership, as a Term Lender

                              By:  Farallon Partners, L.L.C.,
                                   as General Partner



                              By:
                                  ---------------------------------------------
                                  Managing Member
                                  Farallon Partners, L.L.C

                              FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P., a California limited partnership, as a Term Lender

                              By:  Farallon Partners, L.L.C.,
                                   as General Partner



                              By:
                                  ---------------------------------------------
                                  Managing Member
                                  Farallon Partners, L.L.C

                              FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P., a California limited partnership, as a Term Lender

                              By:  Farallon Partners, L.L.C., as General Partner



                              By:
                                  ---------------------------------------------
                                  Managing Member
                                  Farallon Partners, L.L.C

                              FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P., a Delaware limited partnership, as a Term Lender

                              By:  Farallon Partners, L.L.C., as General Partner



                              By:
                                  ---------------------------------------------
                                  Managing Member
                                  Farallon Partners, L.L.C

                              TINICUM PARTNERS, L.P., a New York limited partnership, a Term Lender

                              By:  Farallon Partners, L.L.C., as General Partner



                              By:
                                  ---------------------------------------------
                                  Managing Member,
                                  Farallon Partners, L.L.C.,

                              HIGH YIELD PORTFOLIO, a series of Income Trust



                              By:
                                  ---------------------------------------------
                                  Name:
                                        ---------------------------------------
                                  Title:
                                        ---------------------------------------

                              AXP VARIABLE PORTFOLIO-EXTRA INCOME FUND, a series of AXP Variable Portfolio Income Series, Inc.



                              By:
                                  ---------------------------------------------
                                  Name:
                                        ---------------------------------------
                                  Title:
                                        ---------------------------------------

                              DRAWBRIDGE INVESTMENT PARTNERS LLC, a Term Lender



                              By:
                                  ---------------------------------------------
                                  Name:
                                        ---------------------------------------
                                  Title:
                                        ---------------------------------------

                                   SCHEDULE A

                              ADDRESSES FOR NOTICES


EOTT Energy Operating, L.P.
EOTT Energy Canada, L.P.
EOTT Energy Liquids, L.P.
EOTT Energy Pipeline, L.P.
EOTT Energy LLC
EOTT Energy General Partner, L.L.C.

Address for each Credit Party:
By courier:
2000 W. Sam Houston Parkway South, Suite 400
Houston, Texas  77042

By mail:
Post Office Box 4666
Houston, Texas  77210-4666
Telecopy:  (713) 993-5813



Standard Chartered Bank
Special Assets Division
One Madison Avenue
New York, New York 10010-3603
Attn:  Neil McCauley
Telecopy: 212-667-0797


Standard Chartered Trade Services
One Madison Avenue
New York, New York  10010-3603
Attention:  Allan J. Lee
Telecopy: 212-667-0120


Lehman Brothers Inc.
Lehman Commercial Paper Inc.
745 Seventh Avenue
New York, New York  10019
Attention:  Francis Chang/Diane Albanese
Telecopy:  (212) 526-0242/(212) 526-6643

with a copy (excluding financial reports and information) to:


John W. Rain
Thompson & Knight LLP
1700 Pacific Avenue, Suite 3300

Dallas, Texas  75201
Telecopy:  (214) 969-1751


High Yield Portfolio
AXP Variable Portfolio - Extra Income Fund

c/o Kris Robinson
Assistant Manager - Legal Affairs
General Counsel's Office
American Express Financial Advisors
50592 AXP Financial Center
Minneapolis, Minnesota  55474
Telecopy:  612) 671-3767



Farallon Capital Partners, L.P.
Farallon Capital Institutional Partners, L.P.
Farallon Capital Institutional Partners II, L.P.
Farallon Capital Institutional Partners III, L.P.
Tinicum Partners, L.P.

c/o Derek Schrier and Mark C. Wehrly
Farallon Capital Management, L.L.C.
One Maritime Plaza, Suite 1325
San Francisco, California  94111
Telecopy:  (415) 421-2133


Drawbridge Investment Partners LLC
1251 Avenue of the Americas
16th Floor
new York, NY 10020
Attention: Kevin Treacy
Telecopy: (212) 798-6151

                                   SCHEDULE B

              DEED OF TRUST FILING JURISDICTIONS (BY STATE/COUNTY)

ALABAMA
     o Mobile

KANSAS
     o Barton
     o Clark
     o Comanche
     o Cowley
     o Decatur
     o Edwards
     o Ellis
     o Ellsworth
     o Finney
     o Gove
     o Graham
     o Grant
     o Greeley
     o Harper
     o Haskell
     o Hodgeman
     o Kearney
     o Kiowa
     o Lane
     o Logan
     o Ness
     o Osborne
     o Pawnee
     o Pratt
     o Rawlins
     o Rice
     o Rooks
     o Rush
     o Russell
     o Scott
     o Sherman
     o Stafford
     o Thomas
     o Trego
     o Wallace
     o Wichita

LOUISIANA
     o Beauregard
     o Bossier
     o Caddo
     o Calcasieu
     o Cameron
     o Claiborne
     o Evangeline
     o LaSalle
     o Rapides
     o Vernon
     o Webster

MISSISSIPPI
     o Amite
     o Clarke
     o Covington
     o Forrest
     o George
     o Jasper
     o Jefferson Davis
     o Jones
     o Lamar
     o Lincoln
     o Marion
     o Perry
     o Pike
     o Smith
     o Stone
     o Walthall
     o Wayne

NEW MEXICO
     o Eddy
     o Lea

NORTH DAKOTA
     o Billings
     o Bowman
     o Dunn
     o Golden Valley
     o McKenzie
     o Mountrail
     o Stark

     o Williams

OKLAHOMA
     o Beckham
     o Blaine
     o Caddo
     o Canadian
     o Carter
     o Cleveland
     o Creek
     o Custer
     o Dewey
     o Ellis
     o Garvin
     o Grady
     o Harper
     o Jefferson
     o Kay
     o Kingfisher
     o Lincoln
     o Logan
     o Major
     o McClain
     o Murray
     o Noble
     o Okfuskee
     o Oklahoma
     o Osage
     o Pawnee
     o Payne
     o Pontotoc
     o Pottawatomie
     o Seminole
     o Stephens
     o Washita
     o Woods
     o Woodward

TEXAS
     o Anderson
     o Andrews
     o Archer
     o Baylor
     o Borden

     o Chambers
     o Clay
     o Cooke
     o Crane
     o Dawson
     o Duval
     o Ector
     o Fisher
     o Frio
     o Gaines
     o Galveston
     o Garza
     o Glasscock
     o Gregg
     o Hardin
     o Harris
     o Harrison
     o Haskell
     o Howard
     o Jack
     o Jasper
     o Jefferson
     o Jones
     o Kent
     o King
     o Knox
     o Live Oak
     o Lynn
     o Martin
     o Maverick
     o Midland
     o Mitchell
     o Newton
     o Orange
     o Pecos
     o Reagan
     o Rusk
     o Schleicher
     o Scurry
     o Smith
     o Stonewall
     o Terry
     o Throckmorton
     o Upshur

     o Upton
     o Ward
     o Webster
     o Winkler
     o Yoakum
     o Zavala